UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Mastech Digital, Inc.

(Name of Registrant as Specified In Its Charter)

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MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

Telephone: (412) 787-2100

April 14, 2017

Dear Mastech Digital, Inc. Shareholder:

You are cordially invited to attend our 2017 Annual Meeting of Shareholders to be held at Mastech Digital, Inc.’s headquarters, at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA on Wednesday, May 17, 2017, at 9:00 a.m. Eastern Time.

The following pages contain the formal Notice of the Annual Meeting and the Proxy Statement. At this year’s Annual Meeting, you will be asked to vote on the election of Class III directors and to cast an advisory (non-binding) vote to approve named executive officer compensation. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully. Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

Thank you for your continued support.

Sincerely,

Vivek Gupta

President and Chief Executive Officer

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 17, 2017

The Annual Meeting of Shareholders of Mastech Digital, Inc. (the “Company”) will be held on Wednesday, May 17, 2017, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1. The election of two (2) Class III directors to serve for three-year terms or until their respective successors shall have been selected or qualified;

2. Advisory (non-binding) vote to approve named executive officer compensation; and

3. The transaction of such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has established the close of business on April 3, 2017, as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.

PLEASE VOTE AS SOON AS POSSIBLE TO ENSURE THAT YOUR VOTE IS RECORDED PROMPTLY EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU HAVE THREE OPTIONS FOR SUBMITTING YOUR VOTE BEFORE THE ANNUAL MEETING: VIA THE INTERNET, BY PHONE OR BY MAIL. FOR FURTHER DETAILS, SEE “VOTING RIGHTS AND SOLICITATION” IN THE PROXY STATEMENT. IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO RECORD YOUR VOTE ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES YOUR COMPANY SIGNIFICANT PRINTING AND PROCESSING COSTS.

By Order of the Board of Directors

John J. Cronin, Jr.

Chief Financial Officer

and Corporate Secretary

Moon Township, Pennsylvania

April 14, 2017

MASTECH DIGITAL, INC.

1305 Cherrington Parkway

Building 210, Suite 400

Moon Township, Pennsylvania 15108

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held on May 17, 2017

This Proxy Statement is being furnished to the shareholders of Mastech Digital, Inc., a Pennsylvania corporation (“Mastech” or the “Company”), in connection with the solicitation by the Board of Directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) scheduled to be held on Wednesday, May 17, 2017, at 9:00 a.m. Eastern Time, at the Company’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400 Moon Township, PA, 15108, or at any adjournment or postponement thereof. This Proxy Statement is being mailed to shareholders on or about April 17, 2017.

PURPOSE OF THE MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. The proposals are described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION

VOTING

Only holders of record of Mastech common stock, par value $0.01 per share (“Common Stock”), as of the close of business on April 3, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On April 3, 2017, there were 4,498,579 shares of Common Stock outstanding.

The presence in person or by proxy of the shareholders owning at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The holders of Common Stock have one vote for each share held by them as of the Record Date. Shareholders may not cumulate votes.

Your shareholder vote is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person. You have three options for submitting your vote before the annual meeting: via the Internet, by phone or by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, it saves your company significant printing and processing costs and your vote is recorded immediately. Internet and telephonic voting will be available until 11:59 p.m. Eastern Time on May 16, 2017. If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person. The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone or mail. If you have any questions about submitting your vote, please call our Investor Relations department at (800) 627-8323.

PROXIES

All shares of Common Stock represented by proxies that are properly signed, completed and returned to the Corporate Secretary of the Company at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108 at or prior to the Annual Meeting will be voted as specified in the proxy. If a proxy is signed and returned but does not provide instructions as to the shareholder’s vote, the shares will be voted (a) FOR the election of the Board’s nominees to the Board of Directors; and (b) FOR approval of the advisory (non-binding) proposal on named executive officer compensation. We are not aware of any business for consideration at the Annual Meeting other than as described in the Proxy Statement; however, if matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, then the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Corporate Secretary of the Company a written revocation or a duly executed proxy bearing a later date (although no revocation shall be effective until notice thereof has been given to the Corporate Secretary of the Company), or by attendance at the meeting and voting his or her shares in person.

Under Pennsylvania law, proxies marked ABSTAIN are not considered to be cast votes, but they will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the Annual Meeting. As a result, such abstentions will have no effect on the approval of any matter to come before the meeting. Broker non-votes will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will have no effect on the approval of any matter to come before the meeting.

SOLICITATION OF PROXIES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Copies of solicitation material will be timely furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners and the Company will reimburse them for reasonable out-of-pocket expenses in connection with the distribution of proxy solicitation material.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 17, 2017.

Complete copies of this proxy statement and our annual report for the year ended December 31, 2016 are available at http://www.mastechdigital.com/annual-meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

GENERAL

The Company’s Amended and Restated Articles of Incorporation (“Articles”) currently provide that the number of directors constituting the entire Board shall be no less than three (3) and no more than nine (9). The Company’s Board of Directors is divided into three (3) classes, with each class to be as nearly equal in number as possible and the classes to be elected for staggered terms of three (3) years as follows: two (2) Class I directors whose terms expire in 2018; two (2) Class II directors whose terms expire in 2019; and two (2) Class III directors whose terms expire in 2017. Therefore, two (2) directors are being elected to Class III at the Annual Meeting for a three-year term expiring in the year 2020.

The names of the persons nominated for Class III directors are John Ausura and Brenda Galilee, both of whom presently serve as Class III directors. The persons appointed as proxies intend to vote the shares represented by them at the Annual Meeting for the election of John Ausura and Brenda Galilee as Class III directors. The Board of Directors knows of no reason why John Ausura and Brenda Galilee would be unable to serve as Class III directors. If, at the time of the Annual Meeting, either of Mr. John Ausura or Ms. Brenda Galilee is unable or unwilling to serve as a Class III director, the persons named as proxies intend to vote for such substitute as may be nominated by the Board of Directors. All nominations were made by the Nominating and Corporate Governance Committee, as further described under the caption “Nominating and Corporate Governance Committee” below.

The following section captioned “Business Experience of Directors” sets forth certain information concerning the Board nominees for election to the Board of Directors at the Annual Meeting, as well as information about our other Directors.

BUSINESS EXPERIENCE OF DIRECTORS

Director Qualification Standards

We will only consider as candidates for director individuals who possess the highest personal and professional ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. In evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee will also consider other criteria, including current or recent experience as a chief executive officer of a public company or as a leader of another major complex organization in the public or private sector; business and financial expertise; geography; experience as a director of a public company; gender and ethnic diversity on the Board; independence; knowledge of the Company’s business and industry; and general criteria such as independent thought, practical wisdom and mature judgment. In addition, directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serving on the Board for an extended period of time. One or more of our directors must possess the education or experience required to qualify as an audit committee financial expert.

Nominees for Directors in Class III Whose Terms will Expire in 2020

John Ausura, age 64, has served as a Director since September 2008. Mr. Ausura is the Founder and was the Managing Director of Capital Resolution, LLC, a professional services firm which provides interim management and operations improvement assistance to companies in transition, until his retirement on February 12, 2013. Mr. Ausura assumed this role with Capital Resolution in 2003. Prior to Capital Resolution and between 2000 and 2003, Mr. Ausura was a Principal with XRoads Solutions Group, LLC, a national restructuring professional services firm. Prior to 2000, Mr. Ausura was a Senior Vice President with PNC Financial Services Group, Inc. in Pittsburgh, PA, where he was Chief Financial Officer of the Consumer Bank and Chief Executive Officer of

PNC’s Credit Card Bank. Mr. Ausura completed his MBA at the Wharton School of the University of Pennsylvania and his BA from the University of Scranton. Mr. Ausura’s experience as a senior executive for three professional services firms led to the Board’s conclusion that he should serve as a Director of the Company.

Brenda Galilee, age 64, has served as a Director since September 2008. Ms. Galilee is currently the Chief Consulting Officer for CES-Customer Experience Solutions, a “Voice of the Customer” consulting company, and has held this position since January 2013. Ms. Galilee was the Chief Executive Officer and Chairman of the Board of InTouch Corporation, a customer acquisition and retention services company serving the financial industries, until her resignation on January 1, 2013. Ms. Galilee assumed this role in March 2008, upon the completion of a management buyout. In March 1991, Ms. Galilee founded and served as the Chief Executive Officer and Chairman of the Board of Hall Kinion and Associates (HAKI on NASDAQ), an information technology staffing company, until being acquired by Kforce Corporation in June 2004. From June 2004 until March 2008, Ms. Galilee pursued avocational interests in creative arts. Ms. Galilee completed the OPM program at Harvard University. Ms. Galilee’s experience as the Chief Executive Officer of an IT staffing company led to the Board’s conclusion that she should serve as a Director of the Company.

Directors in Class I Whose Terms Expire in 2018

Sunil Wadhwani, age 64, has served as a Director and Co-Chairman since our formation in 2008. Mr. Wadhwani was the Co-Founder of iGATE and Mastech. Mr. Wadhwani served as Co-Chairman and Chief Executive Officer of iGATE from 1986 until April 2008, when he resigned as Chief Executive Officer, but remained a director of iGATE and Co-Chairman of the iGATE Board until July, 2015. From 1986 through September 1996, Mr. Wadhwani served as Chairman of iGATE and held several other offices, including President and Chief Executive Officer. Mr. Wadhwani has a Bachelor’s degree from the Indian Institute of Technology and a Master’s degree from Carnegie Mellon University. Mr. Wadhwani also serves as the Managing Partner of SWAT Capital Administrator LLC and as the principal executive officer of the Wadhwani Family Office. Mr. Wadhwani’s history and experience with the Company since its inception led to the Board’s conclusion that he should continue as a Director of the Company.

Gerhard Watzinger, age 56, has served as a Director since September 2008. Between April 2013 and September 2013, Mr. Watzinger served as the interim Chief Executive Officer of iGATE. Mr. Watzinger was the Executive Vice President for Corporate Strategy and Mergers & Acquisitions of the McAfee business unit of Intel Corporation, a designer and manufacturer of advanced integrated digital technology platforms, until his resignation on March 31, 2012. Mr. Watzinger joined Intel in February 2011 upon Intel’s acquisition of McAfee, a security technology company. Mr. Watzinger joined McAfee in November 2007 upon McAfee’s acquisition of SafeBoot Corp., a global leader in data protection software, where Mr. Watzinger served as Chief Executive Officer from 2004 to 2007. From 2003 to 2004, Mr. Watzinger was the Chief Executive Officer of Mascot Systems, a subsidiary of iGATE focused on offshore IT operations. From 1998 to 2003, Mr. Watzinger served as Senior Vice President of iGATE’s staffing and solutions operations. Prior to joining iGATE, Mr. Watzinger held senior positions at APT, PricewaterhouseCoopers and Cap Gemini. Mr. Watzinger serves as a Director for two IT security companies, Telesign, Inc. and CrowdStrike. Mr. Watzinger has a Bachelor’s degree in Computer Science from the University of Munich. Mr. Watzinger’s expertise within the IT industry, as well as his experience as a Chief Executive Officer of three IT companies, led to the Board’s conclusion that he should continue as a Director of the Company.

Directors in Class II Whose Terms Expire in 2019

Ashok Trivedi, age 67, has served as a Director and Co-Chairman since our formation in 2008. Mr. Trivedi was the Co-Founder of iGATE Corporation (“iGATE”), a provider of integrated technology and operations-based information technology solutions, and Mastech. Mr. Trivedi served as Co-Chairman and President of iGATE from October 1996 until April 2008, when he resigned as President, but remained a director of iGATE and Co-Chairman of the iGATE Board until July, 2015. Mr. Trivedi also served as the Chairman of the Board of iGATE

Global Solutions Limited, a subsidiary of iGATE, and held this position from July 2000 until July, 2015. From 1988 through September 1996, Mr. Trivedi served as President of iGATE and held other offices, including Secretary and Treasurer. From 1976 to 1988, he held various marketing and management positions with Unisys Corporation. Mr. Trivedi holds a Master’s degree in Business Administration from Ohio University and a Master’s degree in Physics from Delhi University. Mr. Trivedi also serves as the Managing Partner of SWAT Capital Administrator LLC and as the principal executive officer of the Trivedi Family Office. Mr. Trivedi’s history and experience with the Company since its inception led to the Board’s conclusion that he should serve as a Director of the Company.

Vivek Gupta, age 54, has served as our President and Chief Executive Officer and a Director since March 2016. Prior to joining the Company, from October 2015 to February 2016, Mr. Gupta served as the Chief Executive—Americas, RPG Group for RPG Enterprises, an Indian business conglomerate investing in portfolio companies in the areas of automotive tires, IT, infrastructure, pharmaceuticals, energy and plantations. Prior to joining RPG Enterprises, Mr. Gupta spent more than 30 years working for Zensar Technologies, Ltd. (“Zensar”), a global information technology services company, which is also a portfolio company of the RPG Group. From 2011 to 2015, Mr. Gupta served as the Chief Executive of Global Infrastructure Management Services and as the Executive Chairman of Zensar’s IT infrastructure management services business. Mr. Gupta received his Bachelor of Technology from the Indian Institute of Technology and has attended executive management programs at the Indian Institute of Management and the University of Pennsylvania. Mr. Gupta’s service as the President and Chief Executive Officer of the Company and his experience as a senior executive for other IT companies led to the Board’s conclusion that he should also serve as a Director of the Company.

VOTES REQUIRED

The Class III Directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the nominees who receive the largest number of votes actually cast will be elected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends that the shareholders vote FOR the nominees named herein.

PROPOSAL NO. 2

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

GENERAL

Following the 2013 Annual Meeting of Shareholders, our Board of Directors determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held every year until the next time shareholders are required to cast an advisory vote on the frequency of the say-on-pay vote. Accordingly, we are asking our shareholders to cast an advisory vote on named executive officer compensation at this 2017 Annual Meeting of Shareholders, as presented in the Compensation Discussion and Analysis section beginning on page 12 and the compensation tables and associated narrative disclosures beginning on page 20.

Our named executive officer compensation program is designed to attract, motivate and retain our named executive officers, who are critical to our success. The Compensation Committee believes an effective compensation program is one that is designed to recruit and retain executive leadership focused on attaining long-term corporate goals and increasing shareholder value. The Compensation Committee believes that it has taken a responsible approach to compensating our named executive officers.

Please read the Compensation Discussion and Analysis section of this proxy statement as well as the compensation tables and narratives for a more detailed discussion of our executive compensation programs, including information about the fiscal year 2016 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTES REQUIRED

Approval of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

BOARD COMMITTEES AND MEETINGS

During 2016, the Board of Directors met eight (8) times. Mr. Wadhwani was absent from two meetings and Mr. Watzinger was absent from one meeting. All of the other directors attended or participated in all meetings. The Board also took action by unanimous written consent on one occasion during the year. The Board of Directors has adopted a policy under which each director is encouraged, but not required, to attend each Annual Meeting of Shareholders. In 2016, one of our directors attended our Annual Meeting of Shareholders in person and five of our directors attended the meeting by telephone.

On February 29, 2016, Mr. Horner resigned as a member of the Board of Directors. On March 1, 2016, the Board of Directors appointed Mr. Vivek Gupta as a member of the Board of Directors. The Board of Directors has determined that all current directors, other than Messrs. Wadhwani, Trivedi and Gupta, are independent under both the independence criteria for directors established by NYSE MKT and the independence criteria adopted by the Board of Directors. The independence criteria adopted by the Board of Directors are set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s website at http://www.mastechdigital.com/corporate-governence under Investors.

The Company has three standing Committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these Committees has a written charter approved by the Board of Directors. A copy of each charter can be found on the Company’s website at http://www.mastechdigital.com/corporate-governence under Investors.

Audit Committee

The Board has an Audit Committee currently consisting of Mr. Watzinger, Ms. Galilee and Mr. Ausura, who is the chair of the Committee. All members of this Committee are “independent directors” under the criteria adopted by the Board of Directors and under applicable NYSE MKT listing standards. The Board of Directors has determined that Mr. Ausura is an “audit committee financial expert” as defined in the applicable rules of the Securities and Exchange Commission (“SEC”). The Audit Committee’s duties include reviewing the Company’s financial statements as well as earnings press releases and related information, prior to filing or release, selecting the firm of independent accountants to audit the Company’s financial statements, reviewing the scope and results of the independent auditors’ activities and the fees proposed and charged for such activities, reviewing the adequacy of internal controls, reviewing the scope and results of internal audit activities, and reporting the results of the Committee’s activities to the full Board. The Audit Committee met six (6) times during 2016. All committee members attended all meetings.

Compensation Committee

The Board has a Compensation Committee, currently consisting of Mr. Watzinger, Mr. Ausura and Ms. Galilee, who is the chair of the Committee. Each member of this Committee is an “independent director” under applicable NYSE MKT listing standards, an “outside director” as defined in section 162(m) of the Code and a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, periodically reviewing management development plans, administering the incentive compensation plans, approving public disclosure on compensation matters, and making recommendations to the full Board on these and other compensation matters. The Compensation Committee met four (4) times in 2016. All committee members attended all meetings.

Nominating and Corporate Governance Committee

The Board has a Nominating and Corporate Governance Committee currently consisting of Mr. Ausura, Ms. Galilee and Mr. Watzinger, who is the chair of the Committee. Each member of this Committee is an

“independent director” under the criteria adopted by the Board of Directors and under the applicable NYSE MKT listing standards. The Nominating and Corporate Governance Committee is responsible for recommending to the full Board candidates for election to the Board of Directors and for overseeing and making recommendations to the Board on all corporate governance matters.

The Nominating and Corporate Governance Committee will consider director candidates proposed by shareholders. To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, shareholders should submit the candidate’s name and qualifications in writing to John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108. The Company’s Articles address the proper submission of a person to be nominated and set forth the proper form for a notice of nomination. Please refer to the “2018 SHAREHOLDER PROPOSALS OR NOMINATIONS” section in this Proxy Statement for a summary of the procedures to request a person(s) to be nominated for election as a director of the Company.

The Nominating and Corporate Governance Committee will consider and evaluate candidates submitted by shareholders in accordance with the procedures set forth in the Company’s Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines in the same manner as if such candidates were submitted by the Board of Directors. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. This assessment will include consideration of background, skills, needs, diversity, personal characteristics and business experience, as set forth in the Nominating and Corporate Governance Charter. The Board and the Nominating and Corporate Governance Committee believe it is essential that Board members represent diverse backgrounds. The Nominating and Corporate Governance Committee met three (3) times in 2016. All committee members attended all meetings.

Corporate Governance Guidelines

The Board of Directors has adopted a set of Corporate Governance Guidelines, and the Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Corporate Governance Guidelines are posted on the Company’s web site at http://www.mastechdigital.com/corporate-governence under Investors. This website also includes the Company’s Code of Business Conduct & Ethics and Finance Code of Professional Conduct, which were adopted by the Board of Directors. The Code of Business Conduct and Ethics is the Company’s code-of-ethics document for all employees and also applies to all directors with regard to their Company-related activities. The Finance Code of Professional Conduct is intended to be the Company’s written code-of-ethics under Section 406 of the Sarbanes-Oxley Act of 2002 complying with the standards set forth under Item 406 of Regulation S-K of the Exchange Act.

Board Leadership Structure

The Company’s policy as to whether the same person should serve as both the Chief Executive Officer and Chairman is based on the practice which best serves the Company’s needs at any particular time. The Board believes that its current leadership structure, with Messrs. Wadhwani and Trivedi serving as Co-Chairmen and Mr. Gupta serving as the President and Chief Executive Officer, is appropriate given each of their respective past business experience.

The Role of the Board in Risk Oversight

In its oversight role, the Board annually reviews the Company’s strategic plan, which addresses, among other things, the risks and opportunities facing the Company. The Board also has overall responsibility for executive officer succession planning and reviews succession plans each year. The Board has delegated certain risk management responsibilities to the Board committees. As part of the responsibilities set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies. The Company’s management regularly evaluates these controls, and the Chief Financial Officer periodically reports to the Audit Committee regarding their design and effectiveness. The Compensation Committee is responsible for matters involving the compensation of non-employee directors and executive officers of the Company and the Nominating and Corporate Governance Committee annually reviews the Company’s corporate governance guidelines. Each of these committees regularly report to the full Board.

Communications from Shareholders to the Board of Directors

The Board of Directors recommends that shareholders initiate any communications with the Board of Directors by e-mail or in writing and send them in care of the Corporate Secretary. Shareholders can send communications directly to the Board of Directors by e-mail to mhhsecretary@mastechdigital.com, or by fax to 412-291-3350, or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108. This centralized process will assist the Board of Directors in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board of Directors recipient should be noted in the communication. The Board of Directors has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board of Directors has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. In such cases, some of those correspondence may be forwarded elsewhere in the Company for review and possible response.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2017 for: (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each of our current directors; and (iv) all directors and executive officers of the Company as a group. As of March 31, 2017, there were 4,498,579 shares of Common Stock outstanding. Except as noted, all persons listed below have sole voting and investment power with respect to their shares of stock, subject to community property laws where applicable. Information with respect to beneficial ownership by 5% shareholders has been based on information filed with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act.

	Shares Beneficially Owned
Name and Address of Beneficial Owner (1)	Number	Percent
Sunil Wadhwani (2)	1,275,085	28.3%
Ashok Trivedi (3)	1,275,086	28.3%
John Ausura	38,802	*
Brenda Galilee (4)	14,802	*
Gerhard Watzinger (5)	14,802	*
Vivek Gupta (6)	50,000	1.1%
John J. Cronin, Jr. (7)	23,599	*
D. Kevin Horner (8)	100,611	2.2%
All directors and executive officers as a group of 7 persons	2,692,176	59.0%

*	Less than 1%.
(1)	Unless otherwise indicated, the address for each director and executive officer is c/o Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania 15108. The number of shares beneficially owned by each person as of March 31, 2017, includes shares of Common Stock that such person or group has the right to acquire within 60 days of March 31, 2017, upon the exercise of stock options or vesting of restricted shares. For each individual included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 4,498,579 shares of Common Stock outstanding on March 31, 2017, plus the shares of Common Stock that such person or group has the right to acquire within 60 days of March 31, 2017.
(2)	Includes 194,999 shares held by two family trusts, for which Mr. Wadhwani is a co-trustee with sole investment power and no voting power over such shares.
(3)	Includes 177,708 shares held by one family trust, for which Mr. Trivedi is a co-trustee with sole investment power and no voting power over such shares.
(4)	Includes 2,344 shares that may be acquired by Ms. Galilee pursuant to the exercise of options.
(5)	Includes 9,375 shares that may be acquired by Mr. Watzinger pursuant to the exercise of options.
(6)	Includes 50,000 shares that may be acquired by Mr. Gupta pursuant to the exercise of options.
(7)	Includes 840 shares that may be acquired by Mr. Cronin pursuant to the exercise of options.
(8)	Includes 89,638 shares that may be acquired by Mr. Horner pursuant to the exercise of options. Mr. Horner resigned as the Company’s President and Chief Executive Officer and as a member of the Board of Directors on February 29, 2016.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC and NYSE MKT. Directors, officers and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.

Based solely on its review of the copies of such reports and amendments thereto provided to the Company, and written representations and information provided to the Company by the reporting persons, the Company believes that during 2016, all Section 16(a) reports were timely filed.

EXECUTIVE OFFICERS

In addition to Mr. Gupta, whose positions and background are discussed under “Business Experience of Directors”, the following person is an executive officer of the Company as of the date of this Proxy Statement.

John J. Cronin, Jr., age 64, has served as Chief Financial Officer and Corporate Secretary of the Company since September 2008. Mr. Cronin functioned as Mastech Digital Technologies, Inc.’s Chief Financial Officer since 2002. From 1998 to 2002, Mr. Cronin held several senior corporate positions within iGATE. Prior to joining iGATE in August 1998, Mr. Cronin was the Chief Financial Officer at Industrial Ceramics, Inc. since February 1993. Mr. Cronin has an M.B.A. degree from the University of Pittsburgh and holds C.P.A. and C.M.A certifications.

There are no family relationships among any of the Company’s Directors or executive officers. The Company’s executive officers serve at the discretion of the Board and pursuant to the terms of their respective employment agreements.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis summarizes the Company’s philosophy and objectives regarding the compensation of its named executive officers, including how the Company determines elements and amounts of executive compensation. The following discussion and analysis should be read in conjunction with the tabular disclosures regarding the compensation of named executive officers for fiscal year 2016 and the report of the Compensation Committee of the Board of Directors, which immediately follows below.

Compensation Committee Roles and Responsibilities

The Compensation Committee is responsible for reviewing and approving matters involving the compensation of non-employee directors and executive officers of the Company, as described herein. The Compensation Committee is also responsible for periodically reviewing management development plans, approving public disclosure on compensation matters, making recommendations to the full Board on these and other compensation matters, and administering the Company’s Stock Incentive Plan, as amended (the “Plan”).

It is the responsibility of the Compensation Committee to ensure that the total compensation paid to such officers is fair, reasonable and competitive. The Compensation Committee is composed entirely of independent directors and functions in accordance with the provisions of the Compensation Committee Charter, which is available on the Company’s website at http://www.mastechdigital.com/corporate-governence under Investors.

The Compensation Committee has established a framework and compensation philosophy, pursuant to which decisions are made involving the compensation of all executive officers of the Company. This framework ensures that the total compensation paid to such executive officers is fair, reasonable and competitive in the judgment of the Compensation Committee. The Compensation Committee reviews, establishes, and approves all elements of compensation paid to the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”) and the Chief Information Officer (“CIO”). The Compensation Committee has delegated authority to the CEO to make determinations of appropriate salary and bonus amounts to other Company executives, provided such amounts conform to the framework established by the Compensation Committee. No other executive officers have a role in making executive officer compensation determinations.

Named Executive Officers

The Company’s named executive officers for the 2016 fiscal year consisted of Messrs. Gupta, Horner, Cronin and Deet. Mr. Vivek Gupta was appointed the Company’s President and Chief Executive Officer and a Director on March 1, 2016 following Mr. Horner’s February 29, 2016 resignation. Mr. Deet ceased to be the Company’s Vice President of Technology and Chief Information Officer on March 11, 2016.

Compensation Philosophy for Named Executive Officers

The Compensation Committee has adopted a compensation philosophy with respect to the named executive officers that supports the Company’s belief that a strong executive management team, comprised of talented individuals in key positions, is critical to the development and growth of our business and to the creation of shareholder value. Accordingly, our executive officer compensation program is designed to attract, motivate and retain high-quality executives by providing total compensation that is performance-based and competitive with the markets and industries in which we compete for talent. A core objective guiding our executive officer compensation program is to emphasize pay-for-performance by linking compensation levels to shareholder value creation. Thus, we provide incentives to advance the interest of shareholders by targeting key financial and operational objectives for our named executive officers and deliver levels of compensation that are commensurate with the achievement of such performance measurements. Additionally, we provide long-term equity incentive awards to mitigate short-term risk-taking by our executives at the expense of long-term shareholder value. Our goals are:

•	to support our business strategy and financial plan by clearly communicating our goals and objectives to executives and by rewarding achievement;

•	to create a strong performance alignment with shareholders’ interests; and

•	to attract and retain highly qualified executive talent.

The Compensation Committee has established a compensation structure to achieve these goals through a combination of three key compensation elements:

•	a base salary;

•	an annual performance-based cash bonus; and

•	grants of equity-based compensation, such as stock options and/or other stock awards, which may be subject to time-based and/or performance-based vesting requirements.

The Compensation Committee believes that this three-prong approach best serves the interests of our shareholders and safeguards against excessive risk-taking by our executives. This approach enables us to meet the requirements of the competitive environment in which we operate, while ensuring that executives are compensated in a manner that advances both the short and long-term interests of our shareholders. Under this program design, compensation for our executive officers involves a high proportion of pay that is “at risk”, namely the annual performance-based cash bonus and the value of stock options and/or stock awards.

Opportunities for excessive risk-taking by our executive officers, for short-term financial gain, are limited by the nature of our business. The element of compensation most exposed to self-serving actions by our executive officers is the annual performance-based cash bonus. In establishing specific performance criteria for the Company’s executive officers, consideration is given to “trade-off” criteria which would mitigate self-serving actions by any individual executive. Additionally, organizational interaction and formal approval processes make it difficult for self-serving actions to be undertaken by any individual executive. While there is always the opportunity in every organization to manage for the short-term, the Compensation Committee believes that the equity-based component of compensation is a strong deterrent of such action. Based on its annual risk-related review, including the above program structure considerations, the combination of long and short-term programs, and possible compensation-based risks and means by which such risks may be mitigated, including through the operation of internal control structure and oversight, the Compensation Committee has determined that the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Key Elements of and Factors Affecting Compensation

As discussed above, the three key elements of named executive officer compensation are: (a) base salary; (b) annual performance-based cash bonus; and (c) equity compensation. While each of these elements is discussed separately below, the Compensation Committee does consider and reviews the full compensation package afforded by the Company to its named executive officers. The Compensation Committee also reviews all executive employment contracts and the annual performance-based goals and objectives of all named executive officers.

Compensation Benchmarking

In the staffing industry, many industry peers have operational attributes that are very different from Mastech, which makes it challenging to engage in compensation benchmarking. The Company does look to various third-party reports and projections regarding the staffing industry, such as Staffing Industry Analysts (“SIA”), for general reference in establishing the Company’s annual financial and operational objectives, but does not use any specific “benchmark” in making compensation decisions.

In 2012, the CEO, with the approval of the Compensation Committee engaged Veritas Executive Compensation Consultants, LLC on a limited basis to help with an internal review of executive compensation to ensure that existing total compensation levels, and the delivery of such, were appropriate and competitive in today’s marketplace. The results and recommendations of these efforts were shared with the Committee for its consideration in early 2012. After due deliberation and detailed discussions related to these recommendations, the Committee recommended to the Board, and the Board approved the issuance of a performance share grant on July 19, 2012. The Compensation Committee did not engage a compensation consultant in 2013 through 2016.

Base Salaries for Named Executive Officers

The Company provides its named executive officers with a base salary to provide them with a minimum guaranteed compensation level for their services. The CEO, CFO and CIO’s base salary is determined by the Compensation Committee by evaluating the responsibilities of the position held, the individual’s experience and, to the extent possible, the competitive marketplace for executive talent. The base salary is intended to be competitive with base salaries paid to comparable officers at peer group companies with similar qualifications, experience and responsibilities.

In setting base salaries for the CEO, CFO and CIO, the Compensation Committee gives consideration to the following:

•	the nature and responsibility of the position and, to the extent available, salary norms for persons in similar positions at comparable companies;

•	the expertise, experience and effectiveness of the individual executive;

•	the competitiveness of the market for the executive’s services; and

•	the recommendation of our CEO with respect to the compensation of the CFO and CIO.

The Compensation Committee has delegated the authority to the CEO to make determinations on appropriate base salaries for executive officers of the Company other than the CEO, CFO and CIO provided the amounts are within the framework and philosophy set forth by the Compensation Committee, discussed above.

Annual Bonuses for Named Executive Officers

In addition to a base salary, each named executive officer is eligible for an annual performance-based cash bonus. The Company has chosen to include annual performance-based cash bonuses as a material element in its compensation program. The bonus component is designed to motivate individual and team performance in attaining the current year’s financial plan and business objectives. The Compensation Committee makes final determinations of annual performance-based bonuses for the CEO, CFO and CIO.

In 2016, annual performance-based cash bonuses earned by the Company’s named executive officers were as follows: Mr. Gupta earned $145,833 or 100% of his “at goal” bonus amount prorated for employment with the Company in 2016. In accordance with Mr. Gupta’s 2016 employment agreement his bonus payment for 2016 was guaranteed at a 100% payout ratio. Mr. Horner earned $32,550 or 93% of his “at goal” bonus amount prorated for employment with the Company in 2016, based on the Company’s revenue, billable consultant growth and non-GAAP earnings per share performances. Mr. Deet earned $11,625 or 93% of his “at goal” bonus amount prorated for employment with the Company in 2016, based on the Company’s revenue, billable consultant growth, and non-GAAP earnings per share performances. Mr. Cronin earned $130,200 or 93% of his “at goal” bonus amount based on the Company’s revenue, billable consultant growth, and non-GAAP earnings per share performances. The specific performance objectives, achievement of actual results and the corresponding bonus payout applicable to each objective for our named executive officers are listed below:

	“At Goal” Bonus	Performance Objective	Weight	Actual Results	Bonus Payout
Vivek Gupta:	$145,833	Guaranteed	100%	100%	$145,833

D. Kevin Horner (1):
Consolidated revenues	$70,000	$134 million	1/3	$132 million	$63,467
Billable consultant growth	70,000	Monthly targets	1/3	7 months/12 months	40,833
Non-GAAP diluted earnings per share	70,000	$0.75	1/3	$0.84	91,000

	$210,000				195,300

Prorated for employment					2/12

Denis D. Deet (2):					$32,550

Consolidated revenues	$20,000	$134 million	1/3	$132 million	$18,133
Billable consultant growth	20,000	Monthly targets	1/3	7 months/12 months	11,667
Non-GAAP diluted earnings per share	20,000	$0.75	1/3	$0.84	26,000

	$60,000				55,800

Prorated for employment					2.5/12

					$11,625

John J. Cronin, Jr.:
Consolidated revenues	$46,666	$134 million	1/3	$132 million	$42,311
Billable consultant growth	46,666	Monthly targets	1/3	7 months/12 months	27,222
Non-GAAP diluted earnings per share	46,667	$0.75	1/3	$0.84	60,667

	$140,000				$130,200

(1)	Mr. Horner resigned as the Company’s President and Chief Executive Officer and as a member of the Board of Directors on February 29, 2016.
(2)	Mr. Deet ceased to be the Company’s Vice President of Technology and Chief Information Officer on March 11, 2016.

2016 Base Salary and Bonus Opportunity Increases for Named Executive Officers:

During 2016, our named executive officers received base salary and/or performance-based bonus opportunity increases as detailed below:

•

Mr. Gupta’s base annual salary and his performance-based bonus were not increased during 2016 and remained at a base salary of $350,000 and an “at goal” bonus target amount of $175,000 for the full year 2016.

•

Mr. Horner’s base annual salary and his performance-based bonus were not increased during 2016 and remained at a base salary of $370,000 and an “at goal” bonus target amount of $210,000 for the full year 2016.

•

Mr. Cronin’s base annual salary and his performance-based bonus were not increased during 2016 and remained at a base salary of $250,000 and an “at goal” bonus target amount of $140,000 for the full year 2016.

•

Mr. Deet’s base annual salary and his performance-based bonus were not increased during 2016 and remained at a base salary of $150,000 and an “at goal” bonus target amount of $60,000 for the full year 2016.

In determining these compensation adjustments (excluding Mr. Gupta who joined the Company on March 1, 2016), the Compensation Committee evaluated the overall performance of the Company during 2015, the performance of each of our named executive officers in carrying out their responsibilities and their individual contributions to the Company’s overall success.

Stock Incentive Plan and Awards to Named Executive Officers

The Company’s long-term incentives are in the form of equity awards, such as stock options, stock appreciation rights, restricted or unrestricted stock awards and restricted stock unit “performance share” award grants, in accordance with the Plan. The objective of this compensation element is to align compensation over a multi-year period directly with the interests of our shareholders, by motivating and rewarding actions that create long-term shareholder value. The Committee believes that this compensation component also provides a strong deterrent from excessive risk-taking to achieve short-term financial rewards.

In determining the size and types of awards to be granted, the Compensation Committee considers an evaluation of competitive factors, including general reference to staffing industry practices, in conjunction with total compensation provided to the named executive officer, the recommendations of the CEO (except with respect to himself), as well as both Company and individual performance levels and the patterns and impact of prior awards.

During 2016, the Company issued 275,000 stock options to our named executive officers as follows:

•	Mr. Gupta received 250,000 stock options in March 2016.

•	Mr. Cronin received 25,000 stock options in July 2016.

The stock options vest annually over a five-year period from the date of issuance. Upon the occurrence of a change in control (as defined in the Plan) all outstanding shares would immediately vest and become fully payable.

Further details of the Company’s equity awards are set forth in the table entitled “Grants of Plan-Based Awards”.

Employment Agreements

Detailed below are the terms and conditions of the employment agreements currently in place with our named executive officers.

Mr. Gupta, Mastech Digital Technologies, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2017, which provides for a base salary of $362,500, effective April 1, 2017 and an annual performance-based bonus with an “at goal” target amount of $187,500 for fiscal year 2017. Mr. Gupta is also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including participation in the Plan. Mr. Gupta’s agreement provides that he is entitled to severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause or Mr. Gupta’s termination for “good reason”. In the event of termination by the Company other than for cause or Mr. Gupta’s termination for “good reason” within 1 year following a “change of control”, Mr. Gupta is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to the sum of (A) average annual base salary for the previous 3 years (including the year of termination); and (B) average annual performance-based bonus received for the previous 3 years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Gupta is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Cronin, Mastech Digital Technologies, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2017, which provides for a base salary of $265,000, effective April 1, 2017 and an annual performance-based bonus with an “at goal” target amount of $150,000 for fiscal year 2017. Mr. Cronin is also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including participation in the Plan. Mr. Cronin’s agreement provides for a one-year severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause. In the event of termination by the Company other than for cause or Mr. Cronin’s termination for “good reason” within 1 year following a “change of control”, Mr. Cronin is entitled to (i) 24 months of Company-paid health insurance premiums; and (ii) severance in an amount equal to 2 times the sum of (A) average annual base salary for the previous 3 years (including the year of termination); and (B) average annual performance-based bonus received for the previous 3 years (not including the year of termination); (iii) outplacement reimbursement of up to $25,000; and (iv) acceleration in full of all outstanding stock options or other equity awards issued pursuant to the Plan. Mr. Cronin is also entitled to a pro-rated bonus payment in the year of termination, if performance criteria have been met and if he is terminated by the Company other than for cause.

Mr. Horner, Mastech Digital Technologies, Inc. and the Company are parties to an employment agreement as amended and restated effective March 20, 2014, which provided for a base salary of $370,000 and an annual performance-based bonus with an “at goal” target amount of $210,000 for fiscal year 2016. Mr. Horner was also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including participation in the Plan. Mr. Horner’s agreement provided that he is entitled to severance in an amount equal to 12 months base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause or Mr. Horner’s termination for “good reason”. Mr. Horner resigned as the Company’s President and Chief Executive Officer on February 29, 2016.

Mr. Deet and Mastech Digital Technologies, Inc. entered into an employment agreement on August 20, 2014 which provided for a base salary of $150,000 and an annual performance-based bonus with an “at goal” bonus of $60,000 for fiscal year 2016. Mr. Deet was also eligible for such other benefit programs that the Company and Mastech Digital Technologies, Inc. may introduce from time to time, including further participation in the Plan. Mr. Deet’s agreement provided for a six-month severance equal to his base salary and his annual performance-based bonus “at goal” target amount in the event of termination by the Company other than for cause. Mr. Deet ceased to be the Company’s Vice President of Technology and Chief Information Officer on March 11, 2016.

Change of Control/Severance Benefits

In addition to the Change of Control/Severance benefits discussed in the “Employment Agreements” section above, outstanding stock options or other equity awards issued pursuant to the Plan, held by the named executive officers, may under certain circumstances vest upon a “Change of Control” of the Company.

The estimated payments to be made by the Company to the named executive officers in the event of a termination as of December 31, 2016, including the continued vesting of equity grants, post termination, are set forth in the Table entitled “Potential Payments Upon Termination or Change in Control” on page 24 of this Proxy Statement.

Other Considerations

Retirement Benefits

Each of the named executive officers is entitled to participate in the Company’s tax-qualified defined contribution 401(k) plan on the same basis as all other eligible employees. Under the terms of the 401(k) plan, as prescribed by the Code, the 401(k) contribution of any participating employee is limited to a maximum percentage of annual pay or a maximum dollar amount ($18,000 for 2016, subject to a $6,000 increase for participants who are age 50 or older).

Perquisites

The Company does not have a formal program providing perquisites to its executive officers.

Consideration of Say-On-Pay Advisory Vote

At our 2016 annual meeting of stockholders, approximately 99.30% of our shareholders who voted on the “say-on-pay” advisory proposal approved the compensation we pay to our named executive officers. The Compensation Committee considered the result of this vote in determining the Company’s compensation policies and decisions and believes that the nearly unanimous shareholder vote strongly supports our current compensation philosophy. Therefore, we have not modified our general compensation practices or philosophy in any manner as a result of the 2016 stockholder advisory vote

Tax Deductibility of Compensation

Internal Revenue Code (the “Code”) Section 162(m) generally provides that the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 for any given year paid to its chief executive officer and the other three most highly compensated named executive officers employed at the end of the year (other than its chief financial officer), except to the extent such excess constitutes performance based compensation. In the course of structuring its compensation policies, the Compensation Committee considers ways to maintain the tax deductibility of named executive officer compensation; however, the Compensation Committee retains the discretion to compensate executives in a manner that it deems best suited to our compensation objectives and philosophy.

In general, the Compensation Committee’s standard policy is to structure compensation arrangements in a manner that will avoid the deduction limitations of Section 162(m), except where it determines that exceeding these limitations is in the best interests of the Company and its shareholders. The Plan has been structured with the intention that stock options and, generally, performance based awards granted under the Plan qualify as

“performance based compensation” and are generally exempt from the limitations on deduction. However, non-performance based awards, such as any time-vested full value awards under the Plan, will not qualify as “performance based” compensation for purposes of Section 162(m) and may not be deductible.

The following Compensation Committee Report is not considered proxy solicitation material and is not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, and under the Exchange Act that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report will not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on the review and discussion, the Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Compensation Committee

Brenda Galilee, Chair

John Ausura

Gerhard Watzinger

SUMMARY COMPENSATION TABLE

The following table sets forth certain information with respect to the annual and long-term compensation of the individuals who served as named executive officers of the Company during fiscal year ended December 31, 2016 (collectively the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (2) (3)	Total Compensation ($)
Vivek Gupta (4)	2016	$288,077	$—	$909,175	$145,833	$—	$1,343,085
President and Chief Executive Officer

D. Kevin Horner (4)	2016	65,462	—	—	32,550	580,000	678,012
President and Chief Executive Officer	2015	370,000	—	—	113,190	—	483,190
	2014	365,000	—	—	—	—	365,000

John J. Cronin, Jr.	2016	250,000	—	79,495	130,200	—	459,695
Chief Financial Officer and Corporate Secretary	2015	250,000	—	—	75,460	—	325,460
	2014	246,250	319,000	—	—	—	565,250

Denis D. Deet (5)	2016	31,731	—	—	11,625	105,000	148,356
Vice President of Technology and Chief Information Officer	2015 2014	150,000 55,385	— 236,000	— —	18,000 —	— —	168,000 291,385

(1)	These columns represent the aggregate grant date fair value of awards, computed in accordance with Accounting Standards Codification Topic 718. The assumptions made when calculating fair value for these awards are found in Note 8 “Stock-Based Compensation” to the Consolidated Financial Statements of Mastech Digital, Inc. in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on March 24, 2017. For additional details concerning the terms of these awards, please see the “Grants of Plan-Based Awards” and “Outstanding Equity Awards at Fiscal Year End” tables below.
(2)	In accordance with the rules of the SEC, any other compensation in the form of perquisites and other personal benefits has been omitted as the total value of all perquisites and other personal benefits provided to each named executive officer constituted less than $10,000.
(3)	The amounts disclosed in this column represents severance payments pursuant to Mr. Horner and Mr. Deet’s employment agreements.
(4)	Mr. Horner resigned as the Company’s President and Chief Executive Officer on February 29, 2016. Mr. Gupta was appointed as the Company’s President and Chief Executive Officer on March 1, 2016.
(5)	Mr. Deet was appointed Vice President of Technology and Chief Information Officer on August 20, 2014. On March 11, 2016, Mr. Deet ceased to be the Company’s Vice President of Technology and Chief Information Officer.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth all equity grants to our named executive officers for the fiscal year ended December 31, 2016:

Name	Grant Date	Stock Option Awards: Number of Securities of Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Closing Price of Grant Date ($/sh)	Grant Date Fair Value of Stock Option Awards
Vivek Gupta	03/01/2016	250,000	$7.26	$7.26	$909,175
John J. Cronin, Jr.	07/26/2016	25,000	$6.40	$6.40	$79,495

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the number of underlying securities, exercise price and expiration dates of stock options, and restricted shares and performance shares that have not yet vested, held by our named executive officers as of December 31, 2016.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable) (1)	Number of Securities Underlying Unexercised Options (#) (Unexercisable) (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares that have not Vested (#)	Market Value of Shares that have not Vested ($) (3)
Vivek Gupta (4)	—	250,000	$7.26	03/01/2026	—	—
D. Kevin Horner (5)	—	—	—	—	—	—
	86,513	—	0.81	05/29/2017	—	—
	3,125	—	2.36	05/29/2017	—	—
John J. Cronin, Jr. (6).	—	25,000	6.40	07/26/2026	—	—
	840	—	2.36	12/18/2019	12,500	85,125

(1)	All outstanding options in this column have been fully earned and are fully exercisable.
(2)	All outstanding options in this column are not yet vested and not exercisable as of December 31, 2016.
(3)	The market value provided in these columns is based upon the closing price of $6.81 for a share of our Common Stock as of December 31, 2016, and assumes that all time-based conditions are satisfied.
(4)	Mr. Gupta’s stock options vest equally in the amount of 50,000 shares on March 1, 2017, 2018, 2019, 2020 and 2021.
(5)	Mr. Horner resigned as the Company’s President and Chief Executive Officer on February 29, 2016.
(6)	Mr. Cronin’s equity grants vest as follows: the 12,500 restricted shares vest equally on July 23, 2017 and 2018; the stock options vest equally in the amount of 5,000 shares on July 26, 2017, 2018, 2019, 2020 and 2021.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning aggregate exercises of stock options during 2016 and stock awards that were released in 2016 for each named executive officer:

	STOCK OPTIONS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
D. Kevin Horner (1)	125,690	$849,012
John J. Cronin, Jr.			6,250	40,250
Denis D. Deet (2)			5,000	38,400

(1)	Mr. Horner resigned as the Company’s President and Chief Executive Officer and as a member of the Board of Directors on February 29, 2016.
(2)	Mr. Deet ceased to be the Company’s Vice President of Technology and Chief Information Officer on March 11, 2016.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential incremental payments and benefits which our named executive officers at December 31, 2016, would be entitled to receive upon termination of employment under their respective agreements. The amounts shown in the table are based on an assumed termination as of December 31, 2016, exclude payments and benefits that are provided on a non-discriminatory basis to our employees generally upon termination of employment and represent estimates of the incremental amounts that would be paid to each executive upon his termination based on base salary, if applicable, the annual performance-based bonus at the “at goal” target amount as of December 31, 2016, and our current premium costs for medical and welfare benefits. In addition, under the terms of our current year annual performance-based plan, our executives would become entitled to a bonus, determined under the plan terms, if they remained employed as of December 31 of the applicable year. As such, we would not consider the current year bonus payable to a named executive officer with a December 31 termination date to be a payment based upon termination, and no such payments have been included in this section. Further, if any of our named executive officers was terminated without cause by the Company during the calendar year, he would become entitled to a pro-rata bonus based upon the period of his employment during the year, with the amount determined based upon actual Company performance and payable when bonuses are generally paid in the following calendar year.

Name	Salary	Performance Bonus	Annual “At Goal” Equity Grants	Healthcare	Total
Vivek Gupta	$350,000	$175,000	$—	$6,684	$531,684
John J. Cronin, Jr.	250,000	140,000	44,613	2,004	436,617

All calculations were estimated based upon a December 31, 2016 termination scenario. The measurement date for the estimated Company equity awards was based upon a closing price of $6.81 at December 31, 2016.

(1)	Upon termination other than for cause, Mr. Gupta would receive a one (1) year severance totaling $350,000 paid over 26 bi-weekly periods and his annual performance-based bonus “at goal” target amount. Mr. Gupta would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Gupta would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Gupta would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Gupta would be entitled to 24 months of Company-paid healthcare insurance and a severance in an amount equal to two (2) times the sum of his average annual base salary and average annual performance-based bonus received over the previous 3-years, outplacement reimbursement of up to $25,000 and full vesting of all outstanding equity awards issued pursuant to the Plan. If a change of control occurred on December 31, 2016, the total value to Mr. Gupta as described above would total $498,350 in addition to the severance values shown in the above table.
(2)	Upon termination other than for cause, Mr. Cronin would receive a one (1) year severance totaling $250,000 paid over 26 bi-weekly periods and his annual performance-based bonus “at goal” target amount. Mr. Cronin would receive continued coverage under the Company’s employee benefit plans (other than 401(k) or pension benefit coverage) in accordance with the Company’s severance policy. Mr. Cronin would continue to vest in outstanding equity grants for a twelve (12) month period from such termination date. Upon termination for any reason, Mr. Cronin would be subject to nondisclosure, noncompetition and nonsolicitation agreements for a period of one (1) year after termination. Upon a change in control, Mr. Cronin would be entitled to 24 months of Company-paid healthcare insurance and a severance in an amount equal to two (2) times the sum of his average annual base salary and average annual performance-based bonus received over the previous 3-years, outplacement reimbursement of up to $25,000 and full vesting of all outstanding equity awards issued pursuant to the Plan. If a change of control occurred on December 31, 2016, the total value to Mr. Cronin as described above would total $322,373 in addition to the severance values shown in the above table.

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of our independent Directors for fiscal year 2016:

Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)	Total 2016 ($)
John Ausura (1)	$35,000	—	—	$35,000
Brenda Galilee (2)(3)	27,500	—	—	27,500
Gerhard Watzinger (2)(3)	27,500	—	—	27,500

(1)	The annual retainer for the Chair of the Audit Committee, Mr. Ausura, is $35,000.
(2)	The annual retainer for all independent directors other than the Chair of the Audit Committee is $27,500 each.
(3)	As of December 31, 2016, the aggregate number of equity awards outstanding for each of our independent directors is as follows:

•	Ms. Galilee: 2,344 stock options

•	Mr. Watzinger: 9,375 stock options.

Messrs. Wadhwani, Trivedi and Gupta, as non-independent directors, received no compensation for their service as Directors of the Company.

All of our Directors are reimbursed for reasonable travel expenses incurred in connection with attending Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

At December 31, 2016, the Compensation Committee consisted of Messrs. Ausura and Watzinger and Ms. Galilee, with Ms. Galilee as chair. No member of this Committee was at any time during the 2016 fiscal year, or at any other time, an officer or employee of the Company, and no member had any relationships with the Company requiring disclosure under Item 404 of Regulation S-K of the Exchange Act. No named executive officer of the Company has served as a director or member of the Compensation Committee (or other Committee serving an equivalent function) of any other entity, one of whose named executive officers served as a director or member of the Compensation Committee of the Company.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into a filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. In addition, the Audit Committee selects the Company’s independent public accountants. The Company’s management was previously granted authority by the Audit Committee to hire the Company’s audit firm for permissible, non-audit service projects under $10,000 in fees per engagement and to notify the Audit Committee at the next regularly scheduled meeting of any such project awarded to the audit firm. Projects expected to be greater than $10,000 must be pre-approved by the Audit Committee in advance of the commencement of any work.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent public accountants are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee’s responsibility is to oversee these processes.

In fulfilling its duties, the Audit Committee has met and held discussions with management and the independent public accountants. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed with management and the independent public accountants, the audited financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2016, as well as the Company’s quarterly reports on Form 10-Q in 2016, and in all cases including detailed discussions of the accompanying footnotes and related Management’s Discussion and Analysis. The Audit Committee discussed with the independent public accountants the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

During 2016, Company management documented, tested and evaluated the Company’s internal control over financial reporting pursuant to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the Company’s progress by management. At the conclusion of the assessment, management provided the Audit Committee with its report on the effectiveness of the Company’s evaluation which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Company management concluded that the Company did maintain effective internal control over financial reporting at December 31, 2016.

In addition, the Audit Committee has discussed with the independent public accountants the auditor’s independence from the Company and its management and has received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communications with the Audit Committee concerning independence. The Company paid its independent public accountants $143,759 for services provided in 2016.

The Audit Committee discussed with the Company’s independent public accountants the overall scope and plans for their audits. The Audit Committee meets with the independent public accountants, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management and independent public accountants and the Committee’s review of the representations of management and the report of the independent public accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the Securities and Exchange Commission.

Respectfully submitted,

The Audit Committee

John Ausura, Chair

Brenda Galilee

Gerhard Watzinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

Fees billed to us by the firm UHY LLP (“UHY”) for services rendered for 2016 and 2015 in the following categories and amounts were:

	2016 UHY	2015 UHY
Audit fees	$133,759	$140,870
Audit-related fees	10,000	10,000
Tax fees	—	—
All other fees	—	50,000

Total	$143,759	$200,870

Audit fees for 2016 and 2015 totaled $133,759 and $140,870 respectively. This category includes the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-Q Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings, and are inclusive of reimbursement of travel and travel-related expenses. The audit-related fees for 2016 and 2015 totaled $10,000 and $10,000, respectively, and pertained to the audit of the Company’s 401(k) plan. The other fees for 2015 of $50,000 related to due diligence work performed related to our June 15, 2015 acquisition.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one-year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Management is required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. Of the total fees paid to the independent auditors in 2016, 100% of the 2016 fees were pre-approved by the Audit Committee.

Representatives of UHY are expected to be available at the annual meeting of shareholders to respond to appropriate questions and will have an opportunity to make comments if they desire to do so.

POLICIES AND PROCEDURES FOR APPROVING RELATED PERSON TRANSACTIONS

Pursuant to the charter of the Audit Committee, all material transactions relating to related person transactions are to be approved by the Audit Committee, which is comprised of disinterested members of the Board of Directors.

2018 SHAREHOLDER PROPOSALS OR NOMINATIONS

Proposals of shareholders intended to be presented at the 2018 Annual Meeting of Shareholders must be received by the Company at its principal office in 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108, not later than December 19, 2017 and must otherwise comply with the requirements of Rule 14(a)-8 under the Exchange Act for inclusion in the Proxy Statement for that meeting.

The Company’s Articles provide that advance written notice of shareholder-proposed business intended to be brought before an annual meeting of shareholders must be given to the Secretary of the Company not less than 120 days in advance of the meeting at which the business is proposed to be transacted; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of business to be transacted must be received not later than the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred.

The Company’s Articles also provide that a shareholder may request that persons be nominated for election as directors by submitting written notice thereof, together with the written consent of the persons proposed to be nominated consenting to serve as a director of the Company if so nominated, to the Secretary of the Company not less than 120 days prior to the date of the annual meeting; provided, however, that in the event that less than 130 days’ notice or prior public disclosure of the date of the annual meeting is given, notice from the shareholder of the nomination must be received not later than the tenth day following the date on which such notice of the date of the annual meeting was mailed or public disclosure was made, whichever first occurred. To be in proper form, the notice of nomination must set forth: (i) the names and addresses of the shareholder proposing the nomination and each proposed nominee; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and such other information regarding each proposed nominee pursuant to which the nomination or nominations are to be made by the shareholder; and (iv) such other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors.

FORM 10-K

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2016, as well as the Company’s Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2016, as filed with the SEC on March 24, 2017, is being mailed to the shareholders with this Proxy Statement. Exhibits will be provided upon request and payment of an appropriate processing fee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Mastech shareholders will be “householding” our proxy materials. A single Annual Report and Proxy Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and Annual Report, you may:

•

if you are a shareholder of record, direct your written request to our Corporate Secretary by e-mail to mhhsecretary@mastechdigital.com, or by fax to 412-291-3350 or by mail to Mr. John J. Cronin, Jr., Corporate Secretary, Mastech Digital, Inc., 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, PA 15108; or

•	if you are not a shareholder of record, notify your broker.

We will promptly deliver, upon request to the Mastech e-mail, fax number or address listed above, a separate copy of the annual report and Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the Proxy Statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a shareholder of record; or contact our Corporate Secretary if you are a shareholder of record, using the contact information above.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OTHER MATTERS

The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors

John J. Cronin, Jr.

Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND WE APPRECIATE YOUR COOPERATION.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 16, 2017.

Vote by Internet
• Go to www.investorvote.com/MHH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends you vote FOR proposals 1 and 2 below:

1.	The election of two (2) persons as Class III Directors:						+
NOMINEES:		For	Withhold		For	Withhold
	01 - John Ausura	☐	☐	02 - Brenda Galilee	☐	☐

		For	Against	Abstain

2.	A non-binding advisory vote on the compensation of the named executive officers of the Company (“Say on Pay”).	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign name(s) exactly as printed hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation or partnership, please sign the full corporate or partnership name and indicate title as duly authorized officer or partner.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

∎	1 U P X	+

02K4FA

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Mastech Digital, Inc.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereto appoints Vivek Gupta and John J. Cronin, Jr. and each of them, acting singly, proxies of the signer with power to appoint a substitute and hereby authorizes them to represent and to vote all shares of Common Stock, par value $0.01 per share, of the Company held by the undersigned at the Company’s Annual Meeting of Shareholders scheduled to be held on Wednesday, May 17, 2017, at 9:00 AM at Mastech Digital, Inc.’s headquarters at 1305 Cherrington Parkway, Building 210, Suite 400, Moon Township, Pennsylvania 15108 and at any adjournment or postponement thereof.

In their discretion, the proxy holders are authorized to vote upon such matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

(IMPORTANT–TO BE SIGNED AND DATED ON REVERSE SIDE)